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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 30, 1997


                              GLACIER BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


             000-18911                                81-0468393
     (Commission File Number)              IRS Employer Identification No.


                                  P. O. Box 27
                                 202 Main Street
                            Kalispell, MT 59903-0027
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (406) 756-4200



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ITEM 5 - OTHER EVENTS

         On December 30, 1997, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") entered into a definitive agreement (the "Merger Agreement") with HUB Financial Corporation, Helena, Montana ("HUB"). Under the terms of the Merger Agreement, HUB will be merged with Glacier, and HUB's subsidiary bank, Valley Bank of Helena ("Valley"), will become a separate subsidiary of Glacier. Simultaneously, Glacier entered into a Plan of Share Exchange with Valley to acquire the minority shareholder interest not owned by HUB.

         The Merger Agreement and Plan of Share Exchange provide that HUB's common stock will be exchanged for shares of Glacier common stock pursuant to a fixed exchange ratio. The aggregate value of the consideration is approximately $13.5 million.

         In connection with the Merger Agreement, Glacier and HUB entered into a Stock Option Agreement dated December 30, 1997 ("Option Agreement") whereby HUB granted Glacier an option to purchase 19.9% of HUB's common stock at a price of $781.00 per share. The Option Agreement is exercisable upon the occurrence of certain transactions, all of which generally involve significant sales of HUB's assets and/or voting control to third parties.

         Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approvals and approval by shareholders of HUB and Valley. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement, Plan of Share Exchange, Option Agreement and the press release dated December 30, 1997, which are attached hereto as Exhibits 2.1, 2.2, 10 and 99, respectively, and incorporated herein by reference.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Financial statements - not applicable.

         (b)    Pro forma financial information - not applicable.

         (c)    Exhibits:

                (2)    2.1    Plan and Agreement of Merger dated December 30,
                              1997

                       2.2    Agreement and Plan of Share Exchange

                (10)          Stock Option Agreement dated December 30, 1997

                (99)          Press Release issued by Glacier, dated December
                              30, 1997









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: December 30, 1997



                                            GLACIER BANCORP, INC.



                                            By:    /s/ Michael J. Blodnick
                                                --------------------------------
                                                   Michael J. Blodnick
                                                   President/Operations





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